As filed with the Securities and Exchange Commission on May 25, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	87-0535207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1501 Industrial Road

Boulder City, Nevada 89005

(702) 294-2689

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Richard A. Steinke

President and Chief Executive Officer

AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, Nevada 89005

(702) 294-2689

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Nathan W. Jones, Esq.

Reed W. Topham, Esq.

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, Utah 84111

(801) 328-3131

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $.001 par value per share	(1)	—	(1)	(1)
Preferred Stock, $.001 par value per share	(1)	—	(1)	(1)
Warrants	(1)	—	(1)	(1)
Senior Debt Securities	(1)	—	(1)	(1)
Subordinated Debt Securities	(1)	—	(1)	(1)
Total	$120,000,000	—	$120,000,000	$12,840 (3)

(1)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	This registration statement covers such indeterminate principal amount or number of shares of common stock and preferred stock, senior and subordinated debt securities and number of warrants of the registrant with an aggregate initial offering price not to exceed $120,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include (i) an indeterminate number of shares of common stock or preferred stock, number of warrants and principal amount of senior and subordinated debt securities as may from time to time be issued upon conversion or exchange of any preferred stock, warrants or senior or subordinated debt securities registered hereunder, for which no separate consideration will be payable, and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.001 par value per share, to be sold by selling stockholders	3,021,000	$8.15	$24,621,150	$2,634.46

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the bid and asked price on the NASDAQ Capital Market on May 24, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 25, 2006

PRELIMINARY PROSPECTUS

$120,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, SENIOR DEBT SECURITIES AND

SUBORDINATED DEBT SECURITIES

3,021,000 SHARES

COMMON STOCK

We may offer common stock, preferred stock, warrants, senior debt securities and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $120,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “AMTY”. On May 24, 2006, the closing price was $8.22 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Some of our stockholders may sell up to 3,021,000 shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

See “ Risk Factors” on page 4 for a discussion of risks related to an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is                     , 2006.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $120,000,000. In addition, some of our stockholders may sell up to 3,021,000 shares of our common stock under our shelf registration statement.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before investing in any of the securities offered.

We or any selling stockholder may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us or any selling stockholder in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise requires, all references in this prospectus to “Amerityre,” “us,” “our” or “we” or other similar terms are to Amerityre Corporation.

THE COMPANY

We were incorporated as a Nevada corporation on January 30, 1995 under the name American Tire Corporation and changed our name to Amerityre Corporation in December 1999. We have been engaged in the research and development of technologies related to manufacturing tire products. We have invented polyurethane materials and manufacturing processes for producing tires, and we have recently begun the process of commercializing our technologies.

Our polyurethane material technology is based on two key proprietary formulations: (1) “closed-cell” polyurethane foam—a lightweight material with high load-bearing capabilities for low-duty cycle applications and (2) polyurethane elastomer—a high performing material with high load-bearing capabilities for high-duty cycle applications. The polyurethane elastomer material is identified by us as Elastothane™.

We currently manufacture several lines of “closed-cell” polyurethane foam tires for bicycles, wheelchairs, lawn and garden products, and outdoor power equipment products. We sell these products to original equipment manufacturers, distributors, and retail stores. We are engaged in the development of other applications for our technology, including polyurethane elastomer tires for highway use and a compound and manufacturing process for retreading commercial truck and off-the-road tires.

Our operating plan provides for us to:

•	license many of our patented manufacturing methods, processes and product design technologies;

•	sell the equipment packages and systems necessary to produce tires and other products with our technologies;

•	sell our proprietary Elastothane™ materials and systems to technology licensees;

•	provide research and development services for specialized polyurethane chemicals systems or product development; and

•	manufacture a limited number of targeted products and perform certain services, such as retreading services, related to those products.

Our corporate offices are located at 1501 Industrial Road, Boulder City, Nevada 89005, and our telephone number is (702) 294-2689. General information, financial news releases and filings with the SEC, including annual reports on Form 10-KSB, quarterly reports on Form 10-Q and Form 10-QSB, current reports on Form 8-K, and all amendments to these reports are available free of charge on our website at www.amerityre.com. We are not including the information contained on our web site as part of, or incorporating it by reference into, this prospectus.

For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus include both historical and “forward-looking” statements under federal securities laws. These statements are based on current expectations and projections about future results and include the discussion of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions of this prospectus, the documents incorporated by reference and in any prospectus supplement, the words “anticipate,” “believe,” “estimate,” “may,” “will,” “expect,” “plan” and “intend” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These statements are based upon the beliefs and assumptions of, and on information available to our management. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to those set forth below under “Risk Factors.” Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and documents we file from time to time with the SEC, particularly its annual reports on Form 10-K, quarterly reports on Form 10-Q and any current reports on Form 8-K.

RISK FACTORS

In considering whether to invest in our securities, you should carefully consider all the information we have included or incorporated by reference in this prospectus and in any applicable prospectus supplement. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not known to us or that we now think are immaterial may also impair our business operations.

Historically, we have lost money from operations and our financial statements do not include provisions for any contingency, unexpected expenses or increases in costs that may arise.

We are an early-stage company and have not obtained broad market acceptance. If we are not able to obtain adequate sources of funds to operate our business we may not be able to continue as a going concern.

Since inception, we have been able to cover our operating losses from accounts receivables and the sale of our securities. We cannot assure you, however, that these sources of funds will be available to cover future operating losses.

Our business operations and plans could be adversely affected in the event we need additional financing and are unable to obtain such funding when needed. To the extent that our business strategy requires expanding our operations, such expansion could be costly to implement and may cause us to experience significant continuing losses. It is possible that our available short-term assets and anticipated revenues may not be sufficient to meet our operating expenses, business expansion plans, and capital expenditures for the next twelve months. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the commercialization of our technology and products. If we cannot generate adequate sales of our products, or increase our revenues through licensing of our technology or other means, then we may be forced to cease operations.

In order to succeed as a company, we must continue to develop commercially viable products and sell adequate quantities of products at a high enough price to generate a profit. We may not accomplish these objectives. Even if we are successful in increasing our revenue base, a number of factors may affect future sales of our product. These factors include whether competitors produce alternative or superior products and whether the cost of implementing our products is competitive in the marketplace.

In addition, we are proposing to attempt to increase revenues through licensing our technology and manufacturing rights, and offering contract design and engineering services. If these proposals are not viable in the marketplace, we may not generate any revenues from these efforts.

Because we have limited experience, we may be unable to successfully manage planned growth as we complete the transition from a technology development company to a licensing, manufacturing and marketing company.

We have limited experience in the commercial manufacturing and marketing arena, limited product sales and marketing experience, and limited staff and support systems, especially compared to competitors in the tire industry. In order to become profitable through the commercialization of our technology and products, they must be cost-effective and economical to implement on a commercial scale. Furthermore, if our technologies and products do not achieve, or if they are unable to maintain, market acceptance or regulatory approval, we may not be profitable. Although we have hired consultants to assist us in this transition period, we cannot assure you that we will properly ascertain or assess any and all risks inherent in the industry.

Our success depends, in part, on our ability to license, market and distribute our technologies and products effectively. We have limited experience in the sale and marketing of our lawn and garden products and no significant experience in the marketing and sale of our proposed mining industry and highway use products. We have limited manufacturing, marketing and distribution capabilities, and we will need to retain consultants that have contacts in and understand the tire industry marketplace. We may not be successful in entering into new licensing and or marketing arrangements, whether engaging independent distributors or recruiting, training and retaining a larger internal marketing staff and sales force. If we do not meet the challenges posed by our planned licensing, manufacturing, distribution and sales growth, our business may fail.

We are subject to extensive governmental regulations, including environmental and health and safety regulations.

Our business operations are subject to a variety of national and local laws and regulations, many of which deal with the environment and health and safety issues. We know of no specific laws or regulations that would impose a restriction on our operations regarding the production, use and disposal of our products. However, changes to existing laws and regulations or the implementation of strict new laws and regulations could in the future require us to make substantial expenditures in order to comply, which could have a material adverse affect on our business.

The availability and pricing of the raw materials we use in our products are subject to large fluctuations.

The raw materials we use in the manufacture of our products are purchased in highly competitive, price-sensitive markets. These raw materials have historically exhibited price and demand cyclicality. Supply and price of these raw materials are dependent upon a variety of factors, many of which are beyond our control. Such factors include changing environmental and conservation regulations and natural disasters. A decrease in the supply of our raw materials can cause higher raw material costs and, as a result, material fluctuations in our results of operations.

The markets in which we sell our products are highly competitive.

The markets for our products are highly competitive on a global basis, with a number of major companies competing in each market with no company holding a dominant position. Because of greater resources, many of our competitors may be able to adapt more quickly to industrial changes or devote greater resources to the sale of the products. We cannot assure you that we will be able to compete successfully against such competitors.

Because of our reliance on trade secrets, we may be at risk for potential claims or litigation related to our technology.

In certain cases, where the disclosure of information required to obtain a patent would divulge proprietary data, we may choose not to patent parts of the proprietary technology and processes which we have developed or may develop in the future and instead rely on trade secrets to protect the proprietary technology and processes. Our trade secrets could be compromised by third parties or intentionally or accidentally by our employees and the protection of proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons, even where proprietary claims are unsubstantiated. The prosecution of litigation to protect our trade secrets or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of technology information and data that may be deemed proprietary to others. The loss of our ability to use any of our trade secrets or other proprietary technology would have a material adverse effect on our business and results of operations.

Our business depends on the protection of our patents and other intellectual property and may suffer if we are unable to adequately protect such intellectual property.

Our patents, trademarks, trade secrets, copyrights and all of our other intellectual property rights are important assets for us. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We have been granted several U.S. patents and have several U.S. patent applications pending relating to certain aspects of our manufacturing technology and use of polyurethane to make tires and we may seek further patents on future innovations. Our ability to either manufacture products or license our technology is substantially dependent on the validity and enforcement of these patents and patents pending. We cannot assure you that our patents will not be invalidated, circumvented or challenged, that the rights granted under the patents will give us competitive advantages or that our current and future patent applications will be granted.

We may be liable for infringing the intellectual property rights of others.

It is possible that our products and technologies may be the subject of claims of intellectual property infringement in the future. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, our business would be adversely affected.

Tires for highway use must meet applicable safety standards prior to marketing which could delay anticipated revenues and increase expenses, while, off-the-road tires, although not subject to specific safety standards, are subject to discretionary industry performance evaluations based on product application.

Tires intended for highway use must meet applicable federal safety standards through various testing processes. Our prototype polyurethane car tires, temporary spare tire, and medium commercial truck retread are all subject to such standards. The testing procedures involve submission of sample products to approved independent testing facilities, a process that may entail both significant time and significant expense. Off-the road tires, including tire retread material, must meet the performance standards established by the manufacturers and end-users based on the criteria established by them after taking into account their specific needs, such as load capacity, terrain and proposed uses. Meeting these performance standards may require reevaluation and additional research and testing. Therefore, the timing of product placement in the market may be difficult to determine, may require additional research, development and testing expenses, and we may not receive revenues from such products as planned. Such delays and potential additional expenses could have a negative impact on cash flows, results of operations and business planning.

Because our proposed tire products are derived from new technology, product liability insurance costs will likely increase and we may be exposed to product liability risks that could adversely affect profitability.

Despite prior testing and approval of new tire products, such products may subject us to unforeseen liabilities because the technology is new and there is no extensive history of use. Because our products are and will be used in applications where their failure could result in substantial injury or death, we could also be subject to product liability claims. Introduction of such new products and increased use of our existing products will most likely increase our product liability premiums and defense of potential claims could increase insurance costs even further, which could substantially increase our expenses and any insurance we obtain may not be sufficient to cover the losses incurred through such lawsuits.

Our ability to execute our business plan would be harmed if we are unable to retain or attract key personnel.

Our future success depends, to a significant extent, upon our ability to retain and attract the services of key personnel. The loss of the services of one or more members of our management team could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements could be difficult, and competition for such personnel of similar experience is intense. We do not carry key person insurance on any of our officers.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities. We will not receive any of the proceeds from the sale of common stock that may be sold by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

Our deficiency of earnings to fixed charges for the indicated periods are set forth below. The information set forth below should be read in conjunction with the financial information incorporated by reference herein.

	Years ended June 30,					Nine Months Ended March 31,
	2005	2004	2003	2002	2001	2006	2005
	(dollars in thousands)
Deficiency of earnings to fixed charges	$(10,073)	$(4,721)	$(3,092)	$(2,526)	$(3,373)	$(4,064)	$(9,003)
Ratio of earnings to fixed charges	—	—	—	—	—	—	—

For the purposes of calculating the deficiency of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest incurred on indebtedness, capitalized interest and estimated interest within rental expense.

We had no shares of preferred stock outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 40,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of May 24, 2006, 21,002,580 shares of common stock and no shares of preferred stock were issued and outstanding. Our common stock is held of record by approximately 550 registered stockholders. Our common stock is quoted on the NASDAQ Capital Market under the symbol “AMTY”.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. All of the shares of common stock offered under this prospectus will, when issued, be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. In addition, our board of directors may fix the rights, preferences and privileges of any series of preferred stock it may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.

Any preferred stock will, when issued, be fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our stock is Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Holladay, Utah 84117 and can be reached at (801) 272-9294.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion or exchange of preferred stock or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The form of indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.

Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•	the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to such series of debt securities and whether such debt securities are convertible and/or exchangeable for other securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•	the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•	the rate or rates (which may be fixed, floating or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer or exchange and where notices or demands to or upon us may be served;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment if other than in cash);

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder, the price at which, the period within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or, if applicable, the portion of the principal amount which is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•	any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

•	our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•	if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•	if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

•	if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the we will have the option to redeem the debt securities rather than pay such additional amounts;

•	if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•	any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

•	whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee and any other provisions regarding the global securities;

•	whether the debt securities are defeasible; and

•	any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium or make-whole amount or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or make-whole amount or interest required to be made on an interest payment date, redemption date or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

•	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

SELLING STOCKHOLDERS

The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The common stock to be sold by the selling stockholders was acquired by the selling stockholders in private placements in November, 2005 and May, 2006 or may be acquired after the date hereof by the exercise of options held by certain of our officers, employees and consultants. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling stockholders before and after the offering;

•	the percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us or any selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to us or any selling stockholder from such sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or any selling stockholder or through agents designated by us or any selling stockholder from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or any selling stockholder to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, we or any selling stockholder will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or any selling stockholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we or any selling stockholder will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us or any selling stockholder, to indemnification by us or any selling stockholder, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and, other than the common stock, which is quoted on the NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

LEGAL OPINIONS

Stoel Rives LLP, Salt Lake City, Utah, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference have been so included in reliance on the report of HJ & Associates, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the SEC and hereby incorporate such documents by reference in this prospectus:

•	Our annual report on Form 10-K for the year ended June 30, 2005;

•	Our quarterly reports on Form 10-Q/A for the periods ended September 30, 2005 and December 31, 2005 and Form 10-Q for the period ended March 31, 2006; and

•	Our current reports on Form 8-K filed on September 15, 2005, October 14, 2005, October 18, 2005, February 2, 2006 (only the portion of report relating to Item 3.02) and April 24, 2006.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document. Written requests should be directed to: Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005, Attention: Investor Relations—Anders A. Suarez, Chief Financial Officer (telephone: (702) 294-2689).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table.

Securities and Exchange Commission filing fee*	$15,474.46
Printing expenses	18,500.00
Counsel fees and expenses	150,000.00
Accounting fees and expenses	15,000.00
Stock exchange listing fees	100,000.00
Fees of trustee, registrar and transfer agent	10,000.00
Blue sky expenses	0.00
Miscellaneous expenses	25,000.00

Total	$333,974.46

*	Actual expenses; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedule.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder City, State of Nevada, on the 25th day of May 2006.

AMERITYRE CORPORATION

By:	/S/ RICHARD A. STEINKE
Richard A. Steinke Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Amerityre Corporation, a Nevada corporation (the “Company”), hereby constitutes and appoints Anders A. Suarez and Elliott N. Taylor, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on May 25, 2006:

Signature		Title

By:	/S/ RICHARD A. STEINKE Richard A. Steinke	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/S/ ANDERS A. SUAREZ Anders A. Suarez	Chief Financial Officer (Principal Financial Officer)

By:	/S/ LOUIS M. HAYNIE Louis M. Haynie	Director

By:	/S/ HENRY D. MOYLE Henry D. Moyle	Director

By:	/S/ WESLEY G. SPRUNK Wesley G. Sprunk	Director

By:	/S/ NORMAN H. TREGENZA Norman H. Tregenza	Director

By:	/S/ STEVE M. HANNI Steve M. Hanni	Director

By:	/S/ KENNETH C. JOHNSEN Kenneth C. Johnsen	Director

EXHIBITS

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

3.1		Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to our registration statement on Form 8-A12G (File No. 000-50053)).

3.2		Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3 to our current report on Form 8-K dated November 17, 2004).

3.3		Bylaws of the Company (incorporated by reference to Exhibit 3.02 to our registration statement on Form 8-A12G (File No. 000-50053).

4.1		Form of Stock Certificate (incorporated by reference to Exhibit 4.01 to our registration statement on Form 8-A12G (File No. 000-50053).

4.2		Form of Indenture between the Company and Trustee to be designated therein relating to debt securities.

4.3	*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including form of debt security).

4.4	*	Form of Certificate of Designation of one or more series of Preferred Stock.

4.5	*	Form of Warrant Agreement.

4.6	*	Form of Warrant Certificate.

5.1		Opinion of Stoel Rives LLP.

10.1		Form of Employment Agreement between the Company and certain officers of the Company.

10.2		Schedule of signers and key terms of the Employment Agreement submitted under Exhibit 10.1.

12.1		Computation of ratio of earnings to fixed charges.

23.1		Consent of HJ & Associates, LLC, Independent Registered Public Accounting Firm.

23.2		Consent of Stoel Rives LLP (included in Exhibit 5.1 above).

24.1		Powers of Attorney (included in signature page).

25.1	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Company to be incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.